UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2017 (May 4, 2017)

Univar Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37443	26-1251958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

3075 Highland Parkway, Suite 200 Downers Grove, IL 60515
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (331) 777-6000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting was held on May 4, 2017.

(b)           The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

1.         Election of Directors: Our shareholders elected the following four Class II directors to each serve a three-year term expiring on the date of our 2020 annual meeting of shareholders or until his or her successor has been duly chosen and qualified.

	For	Withheld	Broker Non-Votes
Mr. Daniel P. Doheny	126,381,730	973,098	1,508,691
Mr. Edward J. Mooney	126,474,001	880,827	1,508,691
Ms. Juliet Teo	79,774,328	47,580,500	1,508,691
Mr. David H. Wasserman	70,480,708	56,874,120	1,508,691

2.        Ratification of Appointment of Independent Registered Public Accounting Firm: Our shareholders ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2017.

For	Against	Abstain
128,701,730	1,834	159,955

 3.        Advisory Vote to Approve Executive Compensation (Say on Pay): Our shareholders approved the Say on Pay proposal.

For	Against	Abstain	Broker Non-Vote
126,264,244	928,744	161,840	1,508,691

4.    Approval of the Univar Inc. 2017 Omnibus Equity Incentive Plan: Our shareholders approved the Univar Inc. 2017 Omnibus Equity Incentive Plan.

For	Against	Abstain	Broker Non-Vote
123,763,606	3,589,113	2,109	1,508,691

5.    Approval of the Univar Inc. Executive Annual Bonus Plan: Our shareholders approved the Univar Inc. Executive Annual Bonus Plan.

For	Against	Abstain	Broker Non-Vote
109,926,731	17,269,007	159,090	1,508,691

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2017	Univar Inc.

	By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Executive Vice President, General Counsel and Secretary